EXHIBIT 99.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of USA Capital First Trust Deed Fund, LLC (the “Company”) on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Thomas A. Hantges, Chief Executive Officer of USA Commercial Mortgage Company, and Joseph D. Milanowski, President and Chief Operating Officer of USA Commercial Mortgage Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Thomas A. Hantges	Dated:	March 25, 2003
Thomas A. Hantges
Title:	Chief Executive Officer of USA Commercial Mortgage Company

By:	/s/ Joseph D. Milanowski	Dated:	March 25, 2003
Joseph D. Milanowski
Title:	President and Chief Operating Officer of USA Commercial Mortgage Company

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.